Exhibit 99.1
KIMBALL ELECTRONICS, INC. REPORTS SECOND QUARTER FISCAL YEAR 2018 RESULTS

•	New quarterly net sales record of $258 million, a 12% increase year-over-year

•	Cash flow from operating activities of $11.6 million for the quarter

•	Returned $3.0 million to Share Owners through stock repurchases during the quarter
JASPER, IN (February 7, 2018) - Kimball Electronics, Inc. (Nasdaq: KE), a leading global electronic manufacturing services provider of high-quality, durable electronic products, today announced financial results for its second quarter ended December 31, 2017.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
(Amounts in Thousands, except EPS)	2017	2016	2017	2016
Net Sales	$258,151	$230,265	$511,355	$456,716
Operating Income	$10,193	$12,241	$19,783	$25,063
Adjusted Operating Income (non-GAAP)*	$10,193	$12,241	$19,783	$21,058
Operating Income %	3.9%	5.3%	3.9%	5.5%
Adjusted Operating Income (non-GAAP) %	3.9%	5.3%	3.9%	4.6%
Net Income (Loss)	$(8,347)	$7,812	$133	$17,934
Adjusted Net Income (non-GAAP)*	$8,233	$7,812	$16,713	$14,510
Diluted EPS	$(0.31)	$0.28	$0.00	$0.65
Adjusted Diluted EPS (non-GAAP)*	$0.31	$0.28	$0.62	$0.52
* A reconciliation of GAAP and non-GAAP financial measures is included below.
Donald D. Charron, Chairman and Chief Executive Officer, stated, “Double-digit growth in our automotive and medical end market verticals helped us set a new quarterly sales record for the eighth consecutive quarter and kept us on a course to exceed our long-time stated goal of $1 billion in annual sales in fiscal year 2018.”
Mr. Charron continued, “We are pleased to see our margins improve sequentially from the first quarter of this fiscal year, and we continue to focus on yield and throughput improvements on recently launched new programs and further progress on the ramp-up in Romania to help us make sequential, incremental improvement and achieve our new goal of 4.5% operating income.”
Second Quarter Fiscal Year 2018 Overview:

•
Consolidated net sales increased 12% compared to the second quarter of fiscal year 2017, which included a 3% favorable impact from foreign currency movements. This represents the eighth consecutive quarterly sales record.

•
Income tax expense includes a $16.6 million provisional discrete charge in the quarter ended December 31, 2017 related to the U.S. Tax Cuts and Jobs Act (“Tax Reform”) enacted in December 2017, which includes $12.8 million of tax expense for the deemed repatriation of foreign unremitted earnings and $3.8 million for the revaluation of net deferred tax assets at the new applicable tax rates. These discrete tax items are excluded in arriving at Adjusted Net Income and Adjusted Diluted EPS for the three and six months ended December 31, 2017. See below for additional information and a reconciliation of non-GAAP financial measures.

•
Return on invested capital (“ROIC”) was 9.6% for the first six months of fiscal year 2018, which compares to 10.7% for the same period of the prior year (see reconciliation of non-GAAP financial measures for ROIC calculation).

•	Operating activities provided cash flow of $11.6 million during the quarter, which compares to cash flow provided by operating activities of $12.1 million in the second quarter of fiscal year 2017.

•
Cash conversion days (“CCD”) for the quarter ended December 31, 2017 were 60 days, up slightly from 59 days in the same quarter last year. CCD is calculated as the sum of days sales outstanding plus production days supply on hand less accounts payable days.

•	Investments in capital expenditures were $8.7 million during the quarter.

•	$3.0 million was returned to Share Owners during the quarter in the form of common stock repurchases.

•	Cash and cash equivalents were $35.6 million and borrowings outstanding on credit facilities were $11.0 million at December 31, 2017.

Net Sales by Vertical Market:

	Three Months Ended
	December 31,
(Amounts in Millions)	2017	2016	Percent Change
Automotive	$116.4	$96.3	21%
Medical	72.9	63.4	15%
Industrial	52.0	48.4	7%
Public Safety	13.8	15.8	(13)%
Other	3.1	6.4	(52)%
Total Net Sales	$258.2	$230.3	12%

Forward-Looking Statements
Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, successful integration of acquisitions and new operations, global economic conditions, geopolitical environment, significant volume reductions from key contract customers, loss of key customers or suppliers, financial stability of key customers and suppliers, availability or cost of raw materials, and increased competitive pricing pressures reflecting excess industry capacities. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in its Annual Report on Form 10-K for the year ended June 30, 2017.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States in the statement of income, statement of comprehensive income, balance sheet, statement of cash flows, or statement of equity of the Company. The non-GAAP financial measures contained herein include adjusted operating income, adjusted net income, adjusted diluted EPS, and ROIC. These measures include adjustments in the three and six months ended December 31, 2017 for the provisional discrete tax expense related to Tax Reform of $16.6 million and in the six months ended December 31, 2016 related to proceeds from a lawsuit settlement of $4.0 million, $2.5 million net of tax, and a bargain purchase gain on the acquisition of Aircom Manufacturing, Inc. of $0.9 million. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the financial highlights table below. Management believes it is useful for investors to understand how its core operations performed without the effects of the discrete tax expense related to Tax Reform, proceeds from the lawsuit settlement, and the bargain purchase gain. Excluding these amounts allows investors to meaningfully trend, analyze, and benchmark the performance of the Company’s core operations. Many of the Company’s internal performance measures that management uses to make certain operating decisions exclude these items to enable meaningful trending of core operating metrics.

Conference Call / Webcast

Date:	February 8, 2018
Time:	10:00 AM Eastern Time
Dial-In #:	800-992-4934 (International Calls - 937-502-2251)
Conference ID:	9646209
The live webcast of the conference call can be accessed at investors.kimballelectronics.com. For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.

About Kimball Electronics, Inc.
Recognized with a reputation for excellence, Kimball Electronics is committed to a high performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball Electronics employees know they are part of a company culture that builds lasting relationships and global success for customers while enabling employees to share in the Company’s success through personal, professional, and financial growth.
Kimball Electronics trades under the symbol “KE” on The NASDAQ Stock Market. Kimball Electronics is a global contract electronic manufacturing services (“EMS”) company that specializes in durable electronics for the automotive, medical, industrial, and public safety end markets. Kimball Electronics is well recognized by customers and industry trade publications for its excellent quality, reliability, and innovative service. From its manufacturing operations in the United States, China, Mexico, Poland, Romania, and Thailand, Kimball Electronics provides electronic manufacturing services, including engineering and supply chain support, which utilize common production and support capabilities to a variety of industries globally. Kimball Electronics is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit: www.kimballelectronics.com.

Lasting relationships. Global success.

Financial highlights for the second quarter ended December 31, 2017 are as follows:

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except Per Share Data)	December 31, 2017		December 31, 2016
Net Sales	$258,151	100.0%	$230,265	100.0%
Cost of Sales	237,189	91.9%	209,712	91.1%
Gross Profit	20,962	8.1%	20,553	8.9%
Selling and Administrative Expenses	10,769	4.2%	8,312	3.6%
Operating Income	10,193	3.9%	12,241	5.3%
Other Income (Expense), net	393	0.2%	(1,014)	(0.4)%
Income Before Taxes on Income	10,586	4.1%	11,227	4.9%
Provision for Income Taxes	18,933	7.3%	3,415	1.5%
Net Income (Loss)	$(8,347)	(3.2)%	$7,812	3.4%

Earnings (Loss) Per Share of Common Stock:
Basic	$(0.31)		$0.29
Diluted	$(0.31)		$0.28

Average Number of Shares Outstanding:
Basic	26,765		27,350
Diluted	26,765		27,455

(Unaudited)	Six Months Ended
(Amounts in Thousands, except Per Share Data)	December 31, 2017		December 31, 2016
Net Sales	$511,355	100.0%	$456,716	100.0%
Cost of Sales	470,903	92.1%	417,841	91.5%
Gross Profit	40,452	7.9%	38,875	8.5%
Selling and Administrative Expenses	20,669	4.0%	17,817	3.9%
Other General Income	—	—%	(4,005)	(0.9)%
Operating Income	19,783	3.9%	25,063	5.5%
Other Income (Expense), net	1,638	0.3%	(251)	(0.1)%
Income Before Taxes on Income	21,421	4.2%	24,812	5.4%
Provision for Income Taxes	21,288	4.2%	6,878	1.5%
Net Income	$133	—%	$17,934	3.9%

Earnings Per Share of Common Stock:
Basic	$—		$0.65
Diluted	$—		$0.65

Average Number of Shares Outstanding:
Basic	26,812		27,714
Diluted	27,007		27,775

Condensed Consolidated Statements of Cash Flows	Six Months Ended
(Unaudited)	December 31,
(Amounts in Thousands)	2017	2016
Net Cash Flow provided by Operating Activities	$11,401	$26,091
Net Cash Flow used for Investing Activities	(14,717)	(21,688)
Net Cash Flow used for Financing Activities	(6,968)	(15,032)
Effect of Exchange Rate Change on Cash and Cash Equivalents	1,367	(1,369)
Net Decrease in Cash and Cash Equivalents	(8,917)	(11,998)
Cash and Cash Equivalents at Beginning of Period	44,555	54,738
Cash and Cash Equivalents at End of Period	$35,638	$42,740

	(Unaudited)
Condensed Consolidated Balance Sheets	December 31, 2017	June 30, 2017
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$35,638	$44,555
Receivables, net	173,663	169,785
Inventories	179,862	144,606
Prepaid expenses and other current assets	26,248	29,219
Property and Equipment, net	140,978	137,549
Goodwill	6,191	6,191
Other Intangible Assets, net	4,700	4,581
Other Assets	17,246	18,458
Total Assets	$584,526	$554,944

LIABILITIES AND SHARE OWNERS’ EQUITY
Borrowings under credit facilities	$11,000	$10,000
Accounts payable	178,366	154,619
Accrued expenses	29,578	34,630
Long-term income taxes payable	11,786	—
Other	12,720	13,423
Share Owners’ Equity	341,076	342,272
Total Liabilities and Share Owners’ Equity	$584,526	$554,944

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except Per Share Data)

Operating Income excluding Lawsuit Proceeds
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Operating Income, as reported	$10,193	$12,241	$19,783	$25,063
Less: Pre-tax Settlement Proceeds from Lawsuit	—	—	—	4,005
Adjusted Operating Income	$10,193	$12,241	$19,783	$21,058

Net Income excluding Tax Reform, Lawsuit Proceeds, and Bargain Purchase Gain
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net Income (Loss), as reported	$(8,347)	$7,812	$133	$17,934
Add: Discrete Tax Expense Resulting from Tax Reform Act	16,580	—	16,580	—
Less: After-tax Settlement Proceeds from Lawsuit	—	—	—	2,499
Less: Bargain Purchase Gain	—	—	—	925
Adjusted Net Income	$8,233	$7,812	$16,713	$14,510

Diluted Earnings per Share excluding Tax Reform, Lawsuit Proceeds, and Bargain Purchase Gain
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Diluted Earnings (Loss) per Share, as reported	$(0.31)	$0.28	$0.00	$0.65
Add: Impact of Discrete Tax Expense Resulting from Tax Reform Act	0.62	—	0.62	—
Less: Impact of Settlement Proceeds from Lawsuits	—	—	—	0.09
Less: Bargain Purchase Gain	—	—	—	0.04
Adjusted Diluted Earnings per Share	$0.31	$0.28	$0.62	$0.52

Return on Invested Capital (ROIC)
			Six Months Ended
			December 31,
			2017	2016
Adjusted Operating Income			$19,783	$21,058
Annualized Adjusted Operating Income			$39,566	$42,116
Tax Rate			23.6%	27.0%
Tax Effect			$9,338	$11,371
After Tax Annualized Adjusted Operating Income			$30,228	$30,745
Average Invested Capital *			$316,270	$286,347
ROIC			9.6%	10.7%

* Average Invested Capital is computed using the average quarterly Share Owners’ equity plus current and non-current debt less cash and cash equivalents.